Exhibit 99.1

LNB Bancorp, Inc. Reports Earnings for the First Quarter of 2012

  Net income of $1.50 million, up 33% from prior year
  Commercial loan balances increased $38 million over prior year
  Efficiency ratio improved to 67.4%
  Nonperforming assets declined by $2.5 million, or 5.9%

LORAIN, Ohio--(BUSINESS WIRE)--April 26, 2012--LNB Bancorp, Inc. (NASDAQ: LNBB) (“LNB” or the “Company”) today reported financial results for the quarter ended March 31, 2012. Net income was $1.5 million, up $0.38 million or 33.2 percent, from the $1.13 million reported for the first quarter of 2011. Net income available to common shareholders was $1.19 million, or $0.15 per common share, compared to $0.81 million, or $0.10 per common share, for the year-ago quarter, an increase of $0.05 per share, or 46.9 percent.

“We reported another strong quarter of earnings growth,” stated Daniel E. Klimas, president and chief executive officer of LNB Bancorp. “We are pleased with the increased level of loan activity in our communities; this past quarter, we booked nearly $30 million of commercial loans. This is a positive sign of economic recovery as well as a reflection of the success of our business initiatives and the new commercial bankers that we hired in 2010 in anticipation of this activity.”

“We continue to reduce the level of problem loans and their associated costs. The impact of improved asset quality is reflected explicitly in our reduced provision expense and throughout our income statement in the form of reduced administrative expenses.”

“We look forward to a continuation of these slowly improving conditions. The business climate in our markets supports our growing confidence in the bank’s ability to capitalize on opportunities. With strong core earnings and $44 million in cash and cash equivalents as of March 31, we have the liquidity and capital strength to manage continued loan growth.”

First Quarter Review

LNB has made progress over the past year in several key performance areas. Asset quality, tangible and regulatory capital levels, loan growth and profitability have all benefited from management attention and an improved economy.

Operating revenue, including net interest income on a fully tax-equivalent basis (“FTE”) plus noninterest income from operations, was $12.4 million for the first quarters of both 2011 and 2012. Net interest income (FTE) contributed $9.8 million of operating revenue for the first quarter of 2012, also virtually unchanged from the year-ago level; a two basis points decline in the 2012 net interest margin (FTE) to 3.61 percent was offset by a 0.4 percent increase in average earning assets year-over-year.

Noninterest income was $2.88 million for the first quarter of 2012 which included a $0.25 million one-time signing bonus received from a third party service provider. This compares to $3.07 million for the prior-year first quarter, which included a $0.41 million gain on the sale of securities.

Operating expenses continue to be well-controlled. For the first quarter of 2012, noninterest expense was $8.5 million, a decline of $0.65 million, or 7.0 percent, from the year-ago quarter. The decline in expenses related to credit administration and the administration of foreclosed property (“OREO”) accounted for $0.55 million of the improvement. On a pretax tax-equivalent basis, pre-provision core earnings* for the first quarter were $3.98 million, up $0.5 million, or 14.0 percent, from the first quarter of 2011.

Improved asset quality accounted for a majority of the cost savings, both in terms of operational efficiencies and from a $0.2 million decline in the loan loss provision compared to the year-earlier first quarter. Nonperforming assets declined by $2.5 million over the course of the past twelve months, allowing LNB to reduce its loan loss reserve to 1.98 percent of total portfolio loans compared to 2.14 percent at the end of the 2011 first quarter. The $1.9 million loan loss provision closely tracked first quarter net charge-offs of $1.8 million.

Total assets were $1.2 billion as of March 31, 2012, up 2.0 percent since March 31 of the previous year. Portfolio loans rose 6.4 percent during the same 12-month period, to $862.2 million. Of the $51.6 million in total loan growth over the past year, $19 million was booked since year-end 2011. Commercial lending was the primary contributor to recent loan growth, up $29 million since the beginning of the year, whereas auto loans provided the growth opportunities in earlier quarters while all other loan categories marginally decreased year over year.

The growth of low-cost deposits in the bank’s markets, namely checking, savings and money market accounts, has contributed significantly to the bank’s ability to fund loan growth at a reasonable cost. During the first quarter of 2012, low-cost deposits increased by $28 million, lowering the average deposit cost to 0.65 percent from 0.93 percent for the year-ago quarter. Capital ratios continue to build. Tangible common equity grew by $4.2 million over the past twelve months, improving tangible leverage to 5.67 percent; regulatory ratios all remain well in excess of “well-capitalized” levels as of March 31, 2012.

* Pre-provision core earnings is a non-GAAP financial measure that the Company’s management believes is useful in analyzing the Company’s underlying performance trends, particularly in periods of economic stress. Pre-provision core earnings is defined as income before income tax expense, adjusted to exclude the impact of provision for loan losses. Pre-provision core earnings is reconciled to the related GAAP financial measure in the “Reconciliation” table included after the consolidated financial statements and supplemental financial information included in this press release.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.2 billion bank holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and Morgan Bank serve customers through 20 retail-banking locations and 28 ATMs in Lorain, Erie, Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Terms such as "will," "should," "plan," "intend," "expect," "continue," "believe," "anticipate" and "seek," as well as similar comments, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include but are not limited to:

  asset price deterioration, which has had and may continue to have a negative effect on the valuation of certain asset categories represented on the Company's balance sheet;
  general economic conditions, either nationally or regionally (especially in northeastern Ohio), becoming less favorable than expected resulting in, among other things, further deterioration in credit quality of assets;
  increases in interest rates or further weakening economic conditions that could constrain borrowers' ability to repay outstanding loans or diminish the value of the collateral securing those loans;
  significant increases in competitive pressure in the banking and financial services industries;
  changes in the interest rate environment which could reduce anticipated or actual margins;
  changes in political conditions or the legislative or regulatory environment, including new or heightened legal standards and regulatory requirements, practices or expectations, which may impede profitability or affect the Company's financial condition (such as, for example, the Dodd-Frank Wall Street reform and Consumer Protection Act and rules and regulations that may be promulgated under the Act);
  persisting volatility and limited credit availability in the financial markets, particularly if limitations on the Company's ability to raise funding to the extent required by banking regulators or otherwise; initiatives undertaken by the U.S. government do not have the intended effect on the financial markets;
  limitations on the Company's ability to return capital to shareholders and dilution of the Company's common shares that may result from the terms of the Capital Purchase Program ("CPP"), pursuant to which the Company issued securities to the United States Department of the Treasury (the "U.S. Treasury");
  limitations on the Company's ability to pay dividends;
  adverse effects on the Company's ability to engage in routine funding transactions as a result of the actions and commercial soundness of other financial institutions;
  increases in deposit insurance premiums or assessments imposed on the Company by the FDIC;
  difficulty attracting and/or retaining key executives and/or relationship managers at compensation levels necessary to maintain a competitive market position;
  changes occurring in business conditions and inflation;
  changes in technology;
  changes in trade, monetary, fiscal and tax policies;
  changes in the securities markets, in particular, continued disruption in the fixed income markets and adverse capital market conditions;
  continued disruption in the housing markets and related conditions in the financial markets; and
  changes in general economic conditions and competition in the geographic and business areas in which the Company conducts its operations, particularly in light of the recent consolidation of competing financial institutions; as well as the risks and uncertainties described from time to time in the Company's reports as filed with the Securities and Exchange Commission.

The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS

	At March 31, 2012	At December 31, 2011
	(unaudited)
	(Dollars in thousands except share amounts)
ASSETS
Cash and due from Banks	$37,032	$34,323
Federal funds sold and interest bearing deposits in banks	7,080	6,324
Cash and cash equivalents	44,112	40,647
Securities:
Available for sale, at fair value	231,851	226,012
Total Securities	231,851	226,012
Restricted stock	5,741	5,741
Loans held for sale	4,462	3,448
Loans:
Portfolio loans	862,220	843,088
Allowance for loan losses	(17,115)	(17,063)
Net loans	845,105	826,025
Bank premises and equipment, net	8,947	8,968
Other real estate owned	1,845	1,687
Bank owned life insurance	18,034	17,868
Goodwill, net	21,582	21,582
Intangible assets, net	668	731
Accrued interest receivable	3,651	3,550
Other assets	13,096	12,163
Total Assets	$1,199,094	$1,168,422

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand and other noninterest-bearing	$134,368	$126,713
Savings, money market and interest-bearing demand	380,396	359,977
Certificates of deposit	501,402	504,390
Total deposits	1,016,166	991,080
Short-term borrowings	894	227
Federal Home Loan Bank advances	47,496	42,497
Junior subordinated debentures	16,238	16,238
Accrued interest payable	1,054	1,118
Accrued taxes, expenses and other liabilities	3,186	3,988
Total Liabilities	1,085,034	1,055,148
Shareholders' Equity
Preferred stock, Series A Voting, no par value, authorized 150,000 shares at March 31, 2012 and December 31, 2011.	-	-
Fixed rate cumulative preferred stock, Series B, no par value, $1,000 liquidation value, 25,233 shares authorized and issued at March 31, 2012 and December 31, 2011.	25,223	25,223
Discount on Series B preferred stock	(98)	(101)
Discount on Series B preferred stock	146	146
Common stock, par value $1 per share, authorized 15,000,000 shares, issued shares 8,272,548 at March 31, 2012 and 8,210,443 at December 31, 2011.	8,272	8,210
Additional paid-in capital	39,614	39,607
Retained earnings	45,187	44,080
Accumulated other comprehensive income	1,809	2,201
Treasury shares at cost, 328,194 shares at March 31, 2012 and at December 31, 2011	(6,092)	(6,092)
Total Shareholders' Equity	114,061	113,274
Total Liabilities and Shareholders' Equity	$1,199,094	$1,168,422

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months Ended March 31,	Three Months Ended March 31,	Three Months Ended December 31,
	2012	2011	2011
	(Dollars in thousands except share and per share amounts)
Interest Income
Loans	$10,049	$10,516	$10,402
Securities:
U.S. Government agencies and corporations	1,260	1,477	1,253
State and political subdivisions	287	256	265
Other debt and equity securities	72	72	67
Federal funds sold and short-term investments	9	14	19
Total interest income	11,677	12,335	12,006
Interest Expense
Deposits	1,631	2,283	1,836
Federal Home Loan Bank advances	215	266	263
Short-term borrowings	-	1	-
Junior subordinated debenture	176	171	175
Total interest expense	2,022	2,721	2,274
Net Interest Income	9,655	9,614	9,732
Provision for Loan Losses	1,900	2,100	2,808
Net interest income after provision for loan losses	7,755	7,514	6,924
Noninterest Income
Investment and trust services	390	403	359
Deposit service charges	935	916	1,064
Other service charges and fees	748	906	752
Income from bank owned life insurance	165	174	198
Other income	343	79	144
Total fees and other income	2,581	2,478	2,517
Securities gains, net	-	412	325
Gains on sale of loans	346	179	291
Gain (loss) on sale of other assets, net	(52)	2	(135)
Total noninterest income	2,875	3,071	2,998
Noninterest Expense
Salaries and employee benefits	4,111	4,091	3,795
Furniture and equipment	832	680	789
Net occupancy	579	612	541
Outside services	495	486	473
Marketing and public relations	247	271	241
Supplies, postage and freight	243	272	281
Telecommunications	173	215	180
Ohio Franchise tax	316	298	399
FDIC assessments	392	574	380
Other real estate owned	132	590	80
Electronic banking expenses	238	209	231
Loan and collection expense	349	442	278
Other expense	437	449	436
Total noninterest expense	8,544	9,189	8,104
Income before income tax expense	2,086	1,396	1,818
Income tax expense	581	266	329
Net Income	$1,505	$1,130	$1,489
Dividends and accretion on preferred stock	319	319	320
Net Income Available to Common Shareholders	$1,186	$811	$1,169

Net Income Per Common Share
Basic	$0.15	$0.10	$0.15
Diluted	0.15	0.10	0.15
Dividends declared	0.01	0.01	0.01
Average Common Shares Outstanding
Basic	7,924,562	7,871,416	7,882,249
Diluted	7,925,368	7,871,432	7,882,249

LNB Bancorp, Inc.
Supplemental Financial Information
(Unaudited - Dollars in thousands except Share and Per Share Data)

	Three Months Ended
	March 31,	March 31,	December 31,
END OF PERIOD BALANCES	2012	2011	2011
Cash and Cash Equivalents	$44,112	$64,393	$40,647
Securities	231,851	235,563	226,012
Restricted stock	5,741	5,741	5,741
Loans held for sale	4,462	5,261	3,448
Portfolio loans	862,220	810,629	843,088
Allowance for loan losses	17,115	17,315	17,063
Net loans	845,105	793,314	826,025
Other assets	67,823	70,758	66,549
Total assets	$1,199,094	$1,175,030	$1,168,422
Total deposits	1,016,166	1,001,099	991,080
Other borrowings	64,628	59,318	58,962
Other liabilities	4,240	4,913	5,106
Total liabilities	1,085,034	1,065,329	1,055,148
Total shareholders' equity	114,061	110,049	113,274
Total liabilities and shareholders' equity	$1,199,094	$1,175,378	$1,168,422

AVERAGE BALANCES
Assets:
Total assets	$1,176,454	$1,160,851	$1,168,340
Earning assets*	1,093,618	1,089,080	1,082,438
Securities	222,832	223,992	224,778
Portfolio loans	856,364	816,035	833,811
Liabilities and shareholders' equity:
Total deposits	$993,839	$986,458	$991,105
Interest bearing deposits	869,107	870,396	866,037
Interest bearing liabilities	933,033	930,122	925,530
Total shareholders' equity	114,156	110,078	112,925

INCOME STATEMENT
Total Interest Income	$11,677	$12,335	$12,006
Total Interest Expense	2,022	2,721	2,274
Net interest income	9,655	9,614	9,732
Provision for loan losses	1,900	2,100	2,808
Other income	2,581	2,478	2,517
Net gain on sale of assets	294	593	481
Noninterest expense	8,544	9,189	8,104
Income before income taxes	2,086	1,396	1,818
Income tax expense	581	266	329
Net income	1,505	1,130	1,489
Preferred stock dividend and accretion	319	319	320
Net income available to common shareholders	$1,186	$811	$1,169
Common cash dividend declared and paid	$79	$79	$79

Net interest income-FTE (1)	$9,806	$9,739	$9,877
Pre-provision core earnings	3,986	3,496	4,626

PER SHARE DATA
Basic net income per common share	$0.15	$0.10	$0.15
Diluted net income per common share	0.15	0.10	0.15
Cash dividends per common share	0.01	0.01	0.01
Book value per common shares outstanding	11.19	10.77	11.18
Tangible book value per common shares outstanding**	8.39	7.93	8.35
Period-end common share market value	6.94	5.69	4.70
Market as a % of book	61.99%	52.82%	42.04%
Basic average common shares outstanding	7,924,562	7,871,416	7,882,249
Diluted average common shares outstanding	7,925,368	7,871,432	7,882,249
Common shares outstanding	7,944,354	7,884,749	7,882,249

KEY RATIOS
Return on average assets (2)	0.51%	0.39%	0.51%
Return on average common equity (2)	5.30%	4.16%	5.23%
Efficiency ratio	67.38%	71.73%	62.94%
Noninterest expense to average assets (2)	2.92%	3.21%	2.75%
Average equity to average assets	9.70%	9.48%	9.67%
Net interest margin (FTE) (1)	3.61%	3.63%	3.62%
Common stock dividend payout ratio	6.68%	9.71%	6.74%
Common stock market capitalization	$55,134	$44,864	$37,047

ASSET QUALITY
Allowance for Loan Losses
Allowance for loan losses, beginning of period	$17,063	$16,136	$17,845
Provision for loan losses	1,900	2,100	2,808
Charge-offs	2,076	1,112	3,747
Recoveries	228	191	157
Net charge-offs	1,848	921	3,590
Allowance for loan losses, end of period	$17,115	$17,315	$17,063

CAPITAL & LIQUIDITY
Period-end tangible common equity to assets**	5.65%	5.40%	5.73%
Average equity to assets	9.70%	9.48%	9.67%
Average equity to loans	13.33%	13.49%	13.54%
Average loans to deposits	86.17%	82.72%	84.13%
Tier 1 leverage ratio	8.87%	8.51%	8.80%
Tier 1 risk-based capital ratio	11.37%	11.06%	11.39%
Total risk-based capital ratio	13.94%	13.82%	14.01%

Nonperforming Assets
Nonperforming loans	$36,870	$37,808	$34,471
Other real estate owned	1,845	3,348	1,687
Total nonperforming assets	$38,715	$41,156	$36,158

Ratios
Total nonperforming loans to total loans	4.28%	4.66%	4.09%
Total nonperforming assets to total assets	3.23%	3.50%	3.09%
Net charge-offs to average loans (2)	0.87%	0.46%	1.71%
Provision for loan losses to average loans (2)	0.89%	1.04%	1.34%
Allowance for loan losses to portfolio loans	1.98%	2.14%	2.02%
Allowance to nonperforming loans	46.42%	45.80%	49.50%
Allowance to nonperforming assets	44.21%	42.07%	47.19%

(1) FTE -- fully tax equivalent at 34% tax rate
(2) Annualized
* Earning Assets includes Loans Held for Sale
* * Non-GAAP measures.

Reconciliation of Pre-Provision Core Earnings*

	Three Months Ended March 31,

	2012	2011

Pre-provision Core Earnings*	$ 3,986	$ 3,496
Provision for Loan Losses	1,900	2,100
Income before income tax expense	$ 2,086	$ 1,396

* Pre-provision core earnings is a non-GAAP financial measure that the Company’s management believes is useful in analyzing the Company’s underlying performance trends, particularly in periods of economic stress.

Pre-provision core earnings is defined as income before income tax expense, adjusted to exclude the impact of provision for loan losses.

CONTACT:
LNB Bancorp, Inc.
Peter R. Catanese, Senior Vice President, 440-244-7126